EXECUTION COPY Exhibit-4.32

THIS DEED OF AMENDMENT (“Deed of Amendment”) is dated 25 November 2016 and entered into by and between

(1)
SCORPIO BULKERS INC. a Marshall Islands corporation whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (“SALT”) on its own account and as agent for and on behalf of each of its existing wholly owned subsidiaries as well as any future wholly owned subsidiaries of SALT as the context requires (together, the “SALT SPVs”);

(2)	SCORPIO SERVICES HOLDING LIMITED, a Marshall Islands corporation whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (“SSH”);

(3)	SCORPIO COMMERCIAL MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Boulevard Charles III, Monaco 98000 (“SCM”); and

(4)	SCORPIO SHIP MANAGEMENT S.A.M., a company incorporated under the laws of Monaco and having its registered office at 9 Rue du Gabian, Monaco 98000 (“SSM”),

each a “Party” and together the “Parties”.

WHEREAS

(A)
SALT, on its own account and as agent for and on behalf of each of the SALT SPVs, SCM and SSM have entered into a deed of master agreement with an effective date of 27 September 2013, as amended or modified from time to time, for the provision by each of SCM and SSM of commercial and technical management services (respectively) to certain vessels controlled by the SALT SPVs (the “Master Agreement”).

(B)	The Parties entered into a deed of amendment on 29 September 2016 (the “DoA”), inter alia, amending the terms of the Master Agreement.

(C)	The Parties now wish to amend the terms of the DoA as detailed herein.

NOW THEREFORE in consideration of the mutual promises contained in this Deed of Amendment, the Parties agree as follows:

1.	Defined terms shall have the meaning ascribed to them in the DoA as the context requires, unless otherwise indicated herein.

2.	With effect from the date of this Deed of Amendment the following text in clause 4 of the DoA is deleted:
“the Master Agreement, as amended, shall be amended and restated in its entirety within two months from the date hereof to reflect the agreement of the parties hereto.”

EXECUTION COPY Exhibit-4.32

and is replaced with the following:

“the Master Agreement, as amended, shall be amended and restated in its entirety no later than 9 December 2016 to reflect the agreement of the parties hereto.”

3.	Except as expressly set forth herein, the DoA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

4.
This Deed of Amendment and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and interpreted in accordance with the law of England and Wales and be subject to arbitration in London pursuant to the terms of the Master Agreement.

5.
The Parties do not intend that any term of this Deed of Amendment should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed of Amendment.

6.
This Deed of Amendment may be executed in any number of counterparts (including by facsimile or electronic mail), with the same effect as if all Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF this Deed of Amendment has been duly executed as a deed and delivered with effect from the date written above.

Executed as a deed by                    /s/Luca Forgione
For and on behalf of                    General Counsel
SCORPIO BULKERS INC.                -----------------------------------

In the presence of         Andrew Cottrell        /s/ Andrew Cottrell
Signature of Witness        Legal Intern
Name, address and occupation of witness

“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

Executed as a deed by                    /s/Luca Forgione
For and on behalf of                    General Counsel
SCORPIO BULKERS INC.
As agent for and on behalf of each of the SALT SPVs
-----------------------------------
In the presence of         Andrew Cottrell        /s/ Andrew Cottrell
Signature of Witness        Legal Intern
Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

EXECUTION COPY Exhibit-4.32

Executed as a deed by
For and on behalf of
SCORPIO SERVICES HOLDING LIMITED
Filippo Lauro         /s/ Filippo Lauro
Executive Chairman- Vice President
-----------------------------------

In the presence of         Andrew Cottrell        /s/ Andrew Cottrell
Signature of Witness        Legal Intern
Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

Executed as a deed by
For and on behalf of        Aldo Poma        /s/ Aldo Poma
Administrateur Delegue
SCORPIO COMMERCIAL MANAGEMENT S.A.M.
-----------------------------------

In the presence of         Andrew Cottrell        /s/ Andrew Cottrell
Signature of Witness        Legal Intern
Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco

Executed as a deed by
For and on behalf of         Francesco Bellusci    /s/ Francesco Bellusci
Administrateur Delegue
SCORPIO SHIP MANAGEMENT S.A.M.
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In the presence of         Andrew Cottrell        /s/ Andrew Cottrell
Signature of Witness        Legal Intern
Name, address and occupation of witness
“Le Millenium” 9 Boulevard Charles III, MC 98000 Monaco